Registration No. 333-
       SECURITIES AND EXCHANGE COMMISSION
                 Washington, D.C. 20549
             _________________________
                     FORM S-8
              REGISTRATION STATEMENT
                     UNDER
            THE SECURITIES ACT OF 1933
             _________________________

      THE NEW DUN & BRADSTREET CORPORATION
 (Exact name of Registrant as specified in its charter)

           Delaware                              13-3998945
(State or other jurisdiction of      (I.R.S. Employer Identification
 incorporation or organization)       Number)

           The Dun & Bradstreet Corporation
               One Diamond Hill Road
               Murray Hill, NJ 07974
(Address, including zip code, of Registrant's principal executive office)

    1998 DUN & BRADSTREET CORPORATION REPLACEMENT PLAN
              FOR CERTAIN EMPLOYEES HOLDING
       DUN & BRADSTREET CORPORATION EQUITY-BASED AWARDS
              (Full title of the Plan)
              _________________________

                    Nancy L. Henry
     Senior Vice President and Chief Legal Counsel
           The Dun & Bradstreet Corporation
                 One Diamond Hill Road
                 Murray Hill, NJ 07974
                    (908) 665-5000
(Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                      Copies to:
                 Joel S. Hoffman, Esq.
              Simpson Thacher & Bartlett
                 425 Lexington Avenue
             New York, New York 10017-3954
                    (212) 455-2000
               _________________________

                                             CALCULATION OF REGISTRATION FEE

                                                                             Proposed Maximum    Proposed Maximum      Amount of
                                                           Amount to be       Offering Price    Aggregate Offering    Registration
         Title of Securities to be Registered               Registered          Per Share              Price              Fee
Common Stock, $0.01 par value per share(a)  . . . . .         17,100,000        $.0033(b)           $57,000(b)         $16.82(b)

Options to purchase Common Stock  . . . . . . . . . .          2,666,046        $16.81(c)        $44,817,427.48(c)   $13,221.14(c)

(a) Includes Preferred Share Purchase Rights which, prior to the occurrence of certain events will not be exercisable or evidenced separately from the Common Stock.
(b) Pursuant to Rule 457(f)(2) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of one-third of the par value per share.
(c) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based on the excess of the market price of The Dun & Bradstreet
     Corporation Common Stock on June 16, 1998 over the exercise price of the Options to be surrendered.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference
     The following documents filed by The New Dun & Bradstreet Corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

          (a) The Company's Registration Statement on Form 10/A-2 filed pursuant to the Exchange Act (file no. 1-14037) on June 18, 1998 (the "Form 10/A-2 Registration Statement")

          (b) The description of the Company's capital stock contained in the Form 10/A-2 Registration Statement.

          (c) The description of the Company's Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A filed on June 18, 1998.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not required.

Item 5. Interests of Named Experts and Counsel

     None.

Item 6. Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     The Company's Restated Certificate of Incorporation provides that the Company shall indemnify directors and officers made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals, to the fullest extent permitted by the laws of the State of Delaware. Such indemnification shall continue after an individual ceases to be an officer or director and shall inure to the benefit of the heirs, executors and administrators of such person. The Company's Restated Certificate of Incorporation also provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

     The indemnification rights conferred by the Restated Certificate of Incorporation of the Company are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. The Company may also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     The following exhibits are filed as part of this Registration Statement:

4.1 Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Form 10/A-2 Registration Statement).

4.2 By-Laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Form 10/A-2 Registration Statement).

4.3 The Rights Agreement, dated as of June 3, 1998, between the Company and First Chicago Trust Company of New York (incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed on June 18, 1998).

5.                   Opinion of Simpson Thacher & Bartlett

23.1                 Consent of Coopers & Lybrand LLP

23.2                 Consent of Simpson Thacher & Bartlett (included in
                     Exhibit 5)

24                   Power of Attorney

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (except to the extent the information required to be included by clauses (i) or (ii) is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement);

   (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murray Hill, State of New Jersey, on this 18th day of June, 1998.

                                  THE NEW DUN & BRADSTREET CORPORATION
                                           (Registrant)

                                  By /s/ Nancy L. Henry
                                     --------------------------
                                     Nancy L. Henry
                                     Senior Vice President
                                     and Chief Legal Counsel


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


         Signature                        Title                     Date


                            Chairman, Chief Executive          June 18, 1998
/s/ Volney Taylor           Officer and Director (principal
-------------------------   executive officer)
    Volney Taylor

                            Senior Vice President and Chief    June 18, 1998
/s/ Frank S. Sowinski       Financial Officer (principal
-------------------------   financial officer)
    Frank S. Sowinski


/s/Chester J. Geveda, Jr.  Vice President and Controller      June 18, 1998
-------------------------  (principal accounting officer)
   Chester J. Geveda, Jr.

*     Hall Adams, Jr.       Director                           June 18, 1998
-------------------------
      Hall Adams, Jr.


*Clifford L. Alexander, Jr. Director                           June 18, 1998
-------------------------
Clifford L. Alexander, Jr.


*Mary Johnsonton Evans      Director                           June 18, 1998
-------------------------
 Mary Johnston Evans

*  Ronald L. Kuehn, Jr.     Director                           June 18, 1998
-------------------------
   Ronald L. Kuehn, Jr.


*    Robert J. Lanigan      Director                           June 18, 1998
-------------------------
     Robert J. Lanigan


* Vernon R. Loucks, Jr.     Director                           June 18, 1998
-------------------------
   Vernon R. Loucks, Jr.


* Henry A. McKinnell, Jr.   Director                           June 18, 1998
-------------------------
  Henry A. McKinnell, Jr.


*   Michael R. Quinlan      Director                           June 18, 1998
-------------------------
    Michael R. Quinlan

                                                               June 18, 1998

By /s/ Nancy L. Henry
   --------------------
     Attorney-in-Fact

                               INDEX TO EXHIBITS

Exhibit
Number                                      Description

4.1 Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Form 10/A-2 Registration Statement).

4.2 By-Laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Form 10/A-2 Registration Statement).

4.3 The Rights Agreement, dated as of June 3, 1998, between the Company and First Chicago Trust Company of New York (incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed on June 18, 1998).

5.                   Opinion of Simpson Thacher & Bartlett

23.1                 Consent of Coopers & Lybrand LLP

23.2                 Consent of Simpson Thacher & Bartlett (included in
                     Exhibit 5)

24                   Power of Attorney

                                                                     Exhibit 5

                                                       June 17, 1998

The New Dun & Bradstreet Corporation
One Diamond Hill Road
Murray Hill, New Jersey  07974


Ladies & Gentlemen:

              We have acted as counsel to The New Dun & Bradstreet

Corporation, a Delaware corporation (the "Company"), in connection with the

Registration Statement on Form S-8 (the "Registration Statement") which the

Company intends to file with the Securities and Exchange Commission under the

Securities Act of 1933, as amended (the "Securities Act"), relating to

17,100,000 shares of the Company's authorized and unissued common stock, par value $0.01 per share (the "Common Stock"), which may be purchased by or issued to employees in accordance with the 1998 Dun & Bradstreet Corporation

Replacement Plan for Certain Employees Holding Dun & Bradstreet Corporation

Equity-Based Awards (the "Plan") and to 2,666,046 options to purchase Common

Stock ("Options") which may be issued under the Plan to former employees of

The Dun & Bradstreet Corporation in exchange for options previously granted to such employees under the 1991 Key Employees Stock Option Plan for The Dun

& Bradstreet Corporation and Subsidiaries, the 1982 Key Employees Stock

Option Plan for The Dun & Bradstreet Corporation and Subsidiaries and the

1989 Key Employees Restricted Stock Plan of The Dun & Bradstreet Corporation.

              We have examined a copy of the Plan, the Registration Statement

(including the exhibits thereto) and the related Prospectus (the

"Prospectus").  In addition, we have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

              In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

              We hereby advise you that in our opinion:

              1) the shares of Common Stock issuable in accordance with the

Plan, when duly authorized and issued as contemplated by the Registration

Statement, the Prospectus and the Plan, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company; and

              2) the Options issuable in accordance with the Plan, when duly authorized and issued as contemplated by the Registration Statement, the

Prospectus and the Plan, will be validly issued and will be valid and legally binding obligations of the Company.

              Our opinion set forth in paragraph 2 above is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization,

moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

              We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the

State of New York and the Delaware General Corporation Law.

              We hereby consent to the filing of this opinion letter as an

Exhibit to the Registration Statement.

                             Very truly yours,


                             SIMPSON THACHER & BARTLETT

                                                                  Exhibit 23.1





                      CONSENT OF INDEPENDENT ACCOUNTANTS




       We consent to the incorporation by reference in this registration statement on Form S-8 of The New Dun & Bradstreet Corporation ("D&B") and in

the related Prospectus of our reports dated February 13, 1998, except for the effect of the 1998 Distribution described in Note 2 for which the date is

April 15, 1998 and the restatement described in Note 1 for which the date is

June 17, 1998, on our audits of the consolidated financial statements as of

December 31, 1997 and December 31, 1996 and for the three years ended

December 31, 1997 which are included in D&B's Registration Statement on Form

10/A-2.






/s/Coopers & Lybrand L.L.P.
---------------------------
Coopers & Lybrand L.L.P.


New York, New York

June 18, 1998

                                                                    Exhibit 24
                               POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of The New Dun & Bradstreet Corporation (the "Company") in their respective capacities set forth below constitutes and appoints Nancy L. Henry and Mitchell C. Sussis, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under such Act of shares of Common Stock of the Company ("Common Stock") to be issued to: (1) employees of the Company pursuant to the 1998 Dun & Bradstreet Corporation Replacement Plan for Certain Employees Holding Dun & Bradstreet Corporation Equity-Based Awards and the 1998 Dun & Bradstreet Corporation Key Employees' Stock Incentive Plan; (2) non-employee directors of the Company pursuant to the 1998 Dun & Bradstreet Corporation Replacement Plan for Certain Non-Employee Directors Holding Dun & Bradstreet Corporation Equity-Based Awards and the 1998 Dun & Bradstreet Corporation Non-Employee Directors' Stock Incentive Plan; and (3) former employees of The Dun & Bradstreet Corporation and its subsidiaries who elect, pursuant to a registered exchange offer to be made by the Company, to exchange stock options held by them in The Dun & Bradstreet Corporation for an adjusted number of replacement stock options granted under the 1998 Dun & Bradstreet Corporation Replacement Plan for Certain Employees Holding Dun & Bradstreet Equity-Based Awards; in each case to the extent that any such registration may be required in the opinion of the executive officers of the Company, upon the advice of counsel, including without limitation, the power and authority to sign the name of the undersigned individual in the capacity indicated below opposite the name of such individual to any Registration Statement on Form S-8, Form S-3 or any other Form relating to the registration of such Common Stock, to be filed with the Securities and Exchange Commission with respect to said Common Stock, to sign any and all amendments (including post-effective amendments) and supplements to any such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

            Signature                       Title                   Date


/s/ Hall Adams, Jr.                        Director             June 3, 1998
-------------------------------
    Hall Adams, Jr.



/s/ Clifford L. Alexander, Jr.             Director             June 3, 1998
-------------------------------
    Clifford L. Alexander, Jr.



/s/ Mary Johnston Evans                    Director             June 3, 1998
-------------------------------
    Mary Johnston Evans



/s/ Ronald L. Kuehn, Jr.                   Director             June 3, 1998
-------------------------------
    Ronald L. Kuehn, Jr.



/s/ Robert J. Lanigan                      Director             June 3, 1998
-------------------------------
    Robert J. Lanigan



/s/ Vernon R. Loucks, Jr.                  Director             June 3, 1998
-------------------------------
    Vernon R. Loucks, Jr.



/s/ Henry A. McKinnell, Jr.                Director             June 3, 1998
-------------------------------
    Henry A. McKinnell, Jr.



/s/ Michael R. Quinlan                     Director             June 3, 1998
-------------------------------
    Michael R. Quinlan